Exhibit 99.1

Mohawk Group Accelerates Accretive M&A Strategy Announcing Acquisition of Leading E-Commerce Essential Oils and Wellness Brands Portfolio

February 2, 2021

Company Raises 2021 Net Revenue Outlook Range to $340 million - $370 million

Provides 2021 Net Income Outlook Range of $1 million - $5 million &

2021 Adjusted EBITDA Outlook Range of $28 million - $32 million

Announces New $16.5 Million Term Loan

Conference Call to be Held On Tuesday, February 2, 2021 at 8:30 am ET

NEW YORK, Feb. 02, 2021 (GLOBE NEWSWIRE) – Mohawk Group Holdings, Inc. (Nasdaq: MWK) (“Mohawk” or the “Company”) today announced it acquired the assets of e-commerce company Healing Solutions, LLC (“Healing Solutions”), a leading online seller of essential oils. Healing Solutions’ unaudited trailing twelve month revenue and operating income excluding inventory liquidations, as of October 31, 2020, were approximately $65.2 million and $12.7 million, respectively.

Yaniv Sarig, Co-Founder and Chief Executive Officer of the Company, commented, “Our mission to build the leading e-commerce consumer brands platform has taken another meaningful step forward today. We are thrilled to enter the essential oils category which further diversifies our e-commerce portfolio of brands. Consumable products with recurring purchases and subscription revenue opportunities that complement our hard goods brands have been on our radar. Our strategy to create a supply chain and technology platform designed to operate e-commerce brands across a wide spectrum of categories at scale continues to bear fruit. We are still at the early stages of executing on our ambitious goals and are looking forward to developing new products for the brands we are acquiring as well as extending their reach internationally.”

As consideration for Healing Solutions’ assets, Mohawk paid approximately $15.3 million in cash and issued approximately 1.4 million shares of Mohawk’s common stock. The cash and common stock payments reflect an approximate 3.8x multiple on the trailing twelve month operating income of Healing Solutions, excluding liquidations, as of October 31, 2020. Mohawk will also issue approximately 170,000 shares of Mohawk’s common stock as consideration related to inventory being acquired from Healing Solutions, which number of shares shall be subject to adjustment (up to a maximum of 280,000 shares) based on actual inventory delivered as determined following the closing. In addition, and subject to the achievement of certain cost reduction metrics within the next 15 months, Mohawk agreed to issue to Healing Solutions and certain consultants up to a maximum of approximately 736,912 shares (in the aggregate) of Mohawk’s common stock. In connection with the transaction, Healing Solutions is subject to certain trading restrictions on all shares to be issued in connection with the transaction and signed a six month lockup, voting, and standstill agreement.

Increased 2021 Revenue Outlook & Establishing 2021 Net Income and Adjusted EBITDA Outlook

For full year 2021, the Company expects net revenue to be in the range of $340 million to $370 million, up from $290 million to $320 million, reflecting the addition of the Healing Solutions business. The Company is establishing a net income estimate for the year ended December 31, 2021, which it expects to be in a range of $1 million to $5 million due primarily to quarterly interest expense, net and stock-based compensation expense.

The Company is also establishing an Adjusted EBITDA estimate for the year ended December 31, 2021, which it expects to be in the range of $28 million to $32 million.

The most directly comparable GAAP financial measure for Adjusted EBITDA is net income. The Company has not reconciled its expectations as to forward-looking Adjusted EBITDA to net income, the most directly comparable GAAP measure, because certain items are out of the Company’s control or cannot be reasonably predicted, including that the historical revenue and operating income of the Healing Solutions business are subject to the completion of the Company’s standard procedures for the preparation and completion of its financial statements and completion of an audit by the Company’s independent registered public accounting firm. Accordingly, a reconciliation of forward-looking Adjusted EBITDA to net income is not available without unreasonable effort.

New $16.5 Million Term Loan

Mohawk today also announced the issuance of a Senior Secured Note to an institutional lender. The Company received gross proceeds of $14.0 million in exchange for the Senior Secured Note with an aggregate principal amount of $16.5 million with a bullet maturity in 24 months. The new Senior Secured Note has a zero percent interest rate. In connection with the Senior Secured Note, the Company issued to the institutional lender warrants to purchase an aggregate of 469,931 shares of the Company’s common stock at a strike price of $25.10.

A.G.P. / Alliance Global Partners acted as sole placement agent on the debt transaction.

Conference Call Details

Management will host a conference call on Tuesday February 2, 2021 at 8:30 am ET to discuss the acquisition. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) and provide the conference ID: 1076569. The conference call will also be available to interested parties through a live webcast at https://ir.mohawkgp.com.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc., together with its subsidiaries (“Mohawk”), is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominantly operates through online retail channels such as Amazon and Walmart. In addition to Healing Solutions, Mohawk has eleven owned and operated brands and sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty-related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding this acquisition, our M&A strategy, the potential for recurring purchase or subscription revenue related to the Healing Solutions business, our goal of creating a supply chain and technology platform designed to operate e-commerce brands across a wide spectrum of categories, any potential acquisition of additional businesses in the future, our ability to create significant operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform, our expectations regarding future growth internationally and through the development and launch of products under our brands and the acquisition of additional brands, our 2021 net revenue outlook, including any expected impact that this acquisition may have thereon, and the statements about our expected net income and Adjusted EBITDA for the full year 2021. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to this acquisition; those related to our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to the impact of COVID-19, including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; the completion of our customary audit procedures and the audit of the Healing Solutions business or any other acquired business; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, including PPE; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies, our ability to continue to access debt and equity capital and the extent of our leverage and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact: Ilya Grozovsky, Mohawk Group ilya@mohawkgp.com 917-905-1699